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                                                                     EXHIBIT 3.1


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                        BINDVIEW DEVELOPMENT CORPORATION


               The undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Amended and Restated Articles of Incorporation ("Articles of Incorporation") for such corporation:

                                   ARTICLE I

        The name of the Corporation is BindView Development Corporation.


                                   ARTICLE II

               The period of the Corporation's duration is perpetual.


                                  ARTICLE III

               The purpose or purposes for which the Corporation is organized are to transact any or all lawful business for which corporations may be organized under the Texas Business Corporation Act.


                                   ARTICLE IV

               The total number of shares of all classes of stock that the Corporation shall be authorized to issue is one hundred and twenty million (120,000,000) shares, divided into the following: (i) twenty million (20,000,000) shares of Preferred Stock, of the par value of $0.01 per share (hereinafter called "Preferred Stock"); and (ii) one hundred million (100,000,000) shares of common stock, of no par value per share (hereinafter called "Common Stock").

               Effective as of the filing of these Amended and Restated Articles of Incorporation, each share of Common Stock issued and outstanding immediately prior to the effective time shall be automatically changed and converted, without any action on the part of the holder





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thereof, into 2.5 shares of Common Stock, and each holder who upon the effectiveness of these Articles of Incorporation would otherwise be entitled to receive a fractional share of Common Stock shall be entitled to receive for such fractional interest, and at the effective time of these Articles of Incorporation any such fractional interest in shares of Common Stock of the Corporation shall be converted into the right to receive, an amount in cash equal to the initial public offering price of shares of Common Stock in the Corporation's initial public offering times such fractional interest or if the Corporation's initial public offering does not occur, an amount to be determined by the board of directors times such fractional interest.

               A description of the respective classes of stock and a statement of the designations, preferences, limitations and relative rights of such classes of stock and the limitations on or denial of the voting rights of the shares of such classes of stock are as follows:

                              A.  PREFERRED STOCK

               1. Issuance in Series. The Preferred Stock may be divided into and issued in one or more series. The board of directors is hereby vested with authority from time to time to establish and designate such series, and within the limitations prescribed by law or set forth herein, to fix and determine the preferences, limitations and relative rights of the shares of any series so established, but all shares of Preferred Stock shall be identical except as to the following preferences, limitations and relative rights as to which there may be variations between different series: (a) the rate of dividend; (b) the price at and the terms and conditions on which shares may be redeemed; (c) the amount payable upon shares in event of involuntary liquidation; (d) the amount payable upon shares in event of voluntary liquidation; (e) sinking fund provisions for the redemption or purchase of shares; (f) the terms and conditions on which shares may be exchanged, if the shares of any series are issued with an exchangeable privilege; (g) the terms and conditions on which shares may be converted, if the shares of any series are issued with a conversion privilege; and (h) voting rights. The board of directors shall exercise such authority by the adoption of a resolution or resolutions as prescribed by law.

               2. Number of Shares in Series. Except where otherwise set forth in the resolution or resolutions adopted by the board of directors providing for the issue of any series of Preferred Stock, the number of shares comprising such series may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares then outstanding) from time to time by like action of the board of directors.

               3. Dividends. The holders of each series of Preferred Stock at the time outstanding shall be entitled to receive, when and as declared to be payable by the board of directors, out of any funds legally available for the payment thereof, dividends at the rate theretofore affixed by the board of directors for such series of Preferred Stock that have theretofore been established.

               4. Status of Reacquired Shares. Shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or that, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized





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and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the board of directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the board of directors providing for the issue of any series of Preferred Stock and to any filing required by law.

               5. Voting Rights. Except as otherwise provided by law or by the resolution or resolutions of the board of directors providing for the issue of any series of the Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share held.

               6. Preferences on Liquidation. In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of each series of the then outstanding Preferred Stock shall be entitled to receive the amount fixed for such purpose in the resolution or resolutions of the board of directors establishing the respective series of Preferred Stock that might then be outstanding together with a sum equal to the amount of all accumulated and unpaid dividends thereon at the dividend rate fixed therefor in the aforesaid resolution or resolutions. After such payment to such holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata among the holders of the Common Stock. A consolidation, merger or reorganization of the Corporation with any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation shall not be considered a dissolution, liquidation or winding up of the Corporation within the meaning of these provisions.

                                B.  COMMON STOCK

               1. Dividends. Subject to all the rights of the Preferred Stock or any series thereof, and on the conditions set forth in Section A of this Article IV or in any resolution of the board of directors providing for the issuance of any series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the board of directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

               2. Voting Rights. Each holder of Common Stock shall be entitled to one vote for each share held.

                    C.  PROVISIONS APPLICABLE TO ALL CLASSES

               1. Cumulative Voting. No shareholder of the Corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

               2. Preemptive Rights. Ownership of shares of any class of the capital stock of the Corporation shall not entitle the holders thereof to any preemptive right to subscribe for or purchase or have offered to them for subscription or purchase any additional shares of capital stock of any class of the Corporation or any securities convertible into any class of capital stock of the Corporation, however acquired, issued or sold by the Corporation, it being the purpose and intent hereof that the board of directors shall have full right, power and





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authority to offer for subscription or to sell or to make any disposal of any or all unissued shares of the capital stock of the Corporation or any securities convertible into stock or any or all shares of stock or convertible securities issued and thereafter acquired by the Corporation, for such consideration, not less than the par value thereof in the case of unissued shares, or, in the case of any unissued shares of a class of stock without par value, the stated value thereof, in money, property or labor, as the board of directors shall determine.


                                   ARTICLE V

               A quorum shall be present at a meeting of shareholders of the Corporation if the holders of a majority of the shares entitled to vote are represented at the meeting in person or by proxy.


                                   ARTICLE VI

               The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of not less than One Thousand Dollars ($1,000), consisting of money, labor done or property actually received.


                                  ARTICLE VII

                           A.  LIABILITY OF DIRECTORS

               No director of the Corporation shall be liable to the Corporation or any of its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article VII shall not authorize the elimination or limitation of liability of a director of the Corporation to the extent the director is found liable for: (i) a breach of such director's duty of loyalty to the Corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of such director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

                  B.  FURTHER LIMITATION OF DIRECTOR LIABILITY

               If the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act or any other applicable Texas statute hereafter is amended to authorize the further elimination or limitation of the liability of directors of the Corporation, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act and such other applicable Texas statute, as so amended, and such limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director of the Corporation provided by the foregoing provisions of this
Article VII.





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                     C.  VOTE REQUIRED TO AMEND ARTICLE VII

               Any repeal of or amendment to this Article VII shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or amendment.


                                  ARTICLE VIII

               The post office address of the Corporation's initial registered office is 3355 West Alabama, Suite 1200, Houston, Texas 77098, and the name of its initial registered agent at such address is Eric J. Pulaski.

                                   ARTICLE IX

                            A.  NUMBER OF DIRECTORS

               The number of directors of the Corporation shall be fixed from time to time by resolution of the board of directors of the Corporation adopted by the affirmative vote of not less than two-thirds of the number of directors of the Corporation in office at that time; provided that;

               1. the number of directors of the Corporation shall be not less than four;

               2. the number of directors of the Corporation shall be six unless and until such number shall be increased by resolution of the board of directors of the Corporation adopted by the affirmative vote of not less than two-thirds of the number of directors of the Corporation then in office; and

               3. the number of directors of the Corporation shall not be decreased if the effect of that decrease would be to shorten the term of any director of the Corporation at the time in office.

                    B.  CLASSIFICATION OF BOARD OF DIRECTORS

               The directors of the Corporation shall be divided into three classes (Class I, Class II and Class III). Initially, Classes I, II and III will be composed of two persons, and upon any change in the size of the board of directors, each class will be as nearly equal in number as possible. The number of directors constituting the initial board of directors is six, and the names, addresses and classification of the persons who are to serve as directors until the relevant annual meeting of the shareholders, as described below, or until their successors are elected and qualify are:

                Name              Address                              Class
                ----              -------                              -----

 Christopher J. Sole        3355 West Alabama                            I
                            Suite 1200
                            Houston, Texas  77098





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 Richard A. Hosley II       1414 Southwest Freeway,                      I
                            Suite 6200
                            Sugarland, Texas  77478

 John J. Moores             12860 High Bluff Road Drive                  II
                            Suite 200
                            San Diego, California 92130

 Scott R. Plantowsky        3355 West Alabama                            II
                            Suite 1200
                            Houston, Texas 77098

 Eric J. Pulaski            3355 West Alabama                            III
                            Suite 1200
                            Houston, Texas 77098

 Peter L. Bloom             3355 West Alabama                            III
                            Suite 1200
                            Houston, Texas 77098

               The initial term of office of directors of Class I shall expire at the next annual meeting of shareholders of the Corporation following the filing of these Articles of Incorporation; the initial term of office of directors of Class II shall expire at the second annual meeting of shareholders of the Corporation following the filing of these Articles of Incorporation; and the initial term of office of directors of Class III shall expire at the third annual meeting of shareholders of the Corporation following the filing of these Articles of Incorporation.

               At each annual meeting of shareholders of the Corporation, the number of directors equal to the number of the class the term of which expires at the time of such meeting shall be elected to hold office for a term expiring on the third annual meeting of shareholders of the Corporation after their election.

                            C.  REMOVAL OF DIRECTORS

               A director of the Corporation may not be removed from office unless such removal is for cause and the holders of two-thirds of the shares of the capital stock of the Corporation entitled to vote for the election of such a director shall have voted in favor of such removal at a meeting of shareholders of the Corporation expressly called for that purpose.

               For purposes of this Article IX, cause for removal shall be construed to exist only if the director whose removal is proposed (i) has been willfully and persistently guilty of significant misconduct or neglect in the discharge of his duties hereunder, provided that notice thereof has been given to the director, (ii) has been convicted of any felony criminal offense or any civil offense involving fraud or moral turpitude, other than an offense that in the opinion of the other members of the board of directors does not affect such director's position as a director, by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, (iii) has pled guilty or nolo contendere to any felony criminal offense or any civil offense involving fraud or moral turpitude, other than an offense that in the opinion of the other members of the board of directors does not affect the director's position as a director, (iv) has been adjudicated by a court of competent jurisdiction to be liable for gross negligence, recklessness or misconduct in the performance of his or her duty to the Corporation in a manner of substantial importance to the Corporation and such adjudication is no longer subject to direct appeal or (v) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his or her ability as a director of the Corporation, and such adjudication is no longer subject to direct appeal. Any action for removal must be brought within three months of the date on which such conviction or adjudication is no longer subject to direct appeal.

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                                   ARTICLE X

              A.  VOTE REQUIRED TO AMEND ARTICLES OF INCORPORATION

               These Articles of Incorporation shall not be amended, other than for the issuance of Preferred Stock pursuant to Article IV, unless, in addition to any affirmative vote required by law, these Articles of Incorporation, the bylaws of the Corporation or any agreement between the Corporation and any national securities exchange, the holders of not less than two-thirds of the shares of capital stock of the Corporation entitled to vote thereon shall have voted in favor of the proposed amendment.

                       B.  VOTE REQUIRED FOR DISSOLUTION

               The Corporation shall not be dissolved unless, in addition to any affirmative vote required by law, these Articles of Incorporation, the bylaws of the Corporation or any agreement between the Corporation and any national securities exchange, the holders of not less than two-thirds of the shares of capital stock of the Corporation entitled to vote thereon shall have voted in favor of the proposed dissolution.

                                   ARTICLE XI

              A.  VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS

               The Corporation shall not be merged into or consolidated with any other corporation, nor shall any other corporation be merged into the Corporation, unless, in addition to any affirmative vote required by law, these Articles of Incorporation, the bylaws of the Corporation or any agreement between the Corporation and any national securities exchange, the holders of not less than two-thirds of the shares of capital stock of the Corporation entitled to vote thereon shall have voted in favor of the proposed merger or consolidation. Notwithstanding the foregoing, the provisions of this Section A shall not apply to the merger of any other corporation into the Corporation if the Texas Business Corporation Act does not require a vote of the holders of shares of capital stock of the Corporation as a condition to that merger.

            B.  HIGHER VOTE FOR CERTAIN OTHER BUSINESS COMBINATIONS.

         1. Higher Vote Required. In addition to any affirmative vote required by law, these Articles of Incorporation, the bylaws of the Corporation or any agreement between the Corporation and any national securities exchange, and except as otherwise expressly provided in Section B.3 of this Article XI:

                 a. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with or into (i) any Interested Shareholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or


                 b. any merger into this Corporation, or into a Subsidiary, of an Interested Shareholder or an Affiliate of an Interested Shareholder; or

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
                 c. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) equal to or greater than the greater of $1,000,000 or 5% of the Corporation's consolidated total assets (as shown on its certified consolidated balance sheet as of the end of the most recent fiscal year ended prior to the date the determination is being made); or

                 d. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to or with any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equal to or greater than the greater of $1,000,000 or 5% of the Corporation's consolidated total assets (as shown on its certified consolidated balance sheet as of the end of the most recent fiscal year ended prior to the date the determination is being made); or

                 e. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Shareholder or any Affiliate of any Interested Shareholder; or

                 f. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Equity Security (as hereinafter defined) of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate or Associate (as hereinafter defined) of any Interested Shareholder;

shall require the affirmative vote of (i) the holders of at least two-thirds of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class, and (ii) the holders of at least two-thirds of the voting power of the then outstanding Voting Stock, exclusive of any shares beneficially owed by the Interested Shareholder, voting together as a single class (it being understood that for the purposes of this Article XI, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article IV of these Articles of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

         2. Definition of "Business Combination". The term "Business Combination" as used in this Article XI shall mean any transaction which is referred to in any one or more of clauses a. through f. of Section B.1.





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         3.      When Higher Vote is Not Required.  The provisions of Section B of this Article XI shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, any other provision of these Articles of Incorporation, or otherwise, if in the case of a Business Combination that does not involve cash or other consideration being received by the shareholders of the Corporation, solely in their capacities as shareholders, the condition specified in the following paragraph a. is met, or if in the case of any other Business Combination, the conditions specified in either paragraph a. or b. below are met:

                 a. Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

                 b. Price and Procedure Requirements. All of the following conditions shall have been met:

                          i. The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination (the "Consummation Date") of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following (it being intended that the requirements of this paragraph b.i shall be required to be met with respect to all shares of Common Stock outstanding, whether or not the Interested Shareholder has previously acquired any shares of the Common Stock):

                                  (1)      (if applicable) the highest per
                 share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it (a) within the five-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (b) in the transaction in which it became an Interested Shareholder, whichever is higher; and

                                  (2)      the Fair Market Value per share of
                 Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article XI as the "Determination Date"), whichever is higher.

                          ii. The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock, other than the Common Stock, in such Business Combination shall be an amount equal to at least the highest of the following (it being intended that the requirements of this paragraph b.ii shall be required to be met with respect to every class of outstanding Voting Stock (other than the Common Stock), whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):





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

                                  (1)      (if applicable) the highest per
                 share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it (1) within the five-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Shareholder, whichever is higher; and

                                  (2)      (if applicable) the highest
                 preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                                  (3)      the Fair Market Value per share of
                 such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                          iii. The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock previously acquired by it. If the Interested Shareholder has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it, whether or not part of the Business Combination. The price determined in accordance with paragraphs b.i and b.ii of this Section B.3 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event; and

                          iv. After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or upon liquidation; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (c) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming





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
         an Interested Shareholder and except in a transaction which, after giving effect thereto, would not result in any increase in the Interested Shareholder's percentage of beneficial ownership of any class of Voting Stock; and

                          v. After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

                          vi. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the Corporation, if any, at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions); and

                          vii. Such Interested Shareholder shall not have made any major change in the Corporation's business or equity capital structure without the approval of a majority of the Disinterested Directors.

         4.  Certain Definitions.  For the purpose of this Article IX:

                 a. A "person" shall mean any individual, firm, corporation or other entity.

                 b. "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

                          i.      is the beneficial owner, directly or
         indirectly, of 5% or more of the voting power of the outstanding Voting Stock; or

                          ii. is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 5% or more of the voting power of the then outstanding Voting Stock; or

                          iii. is an assignee of or otherwise has succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                 c. A person shall be deemed a "beneficial owner" of any Voting Stock:
                          i. which such person or any of its Affiliates or Associates would be considered to beneficially own, directly or indirectly, pursuant to the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on January 1, 1998; or


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

                          ii. which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                          iii. which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                 d. For the purpose of determining whether a person is an Interested Shareholder pursuant to paragraph b. of this Section B.4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through the application of paragraph c. of this Section B.4 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                 e. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1995.

                 f. "Subsidiary" means any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation, provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph b. of this Section B.4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of Equity Security is owned, directly or indirectly, by the Corporation.

                 g. "Disinterested Director" means any member of the board of directors of the Corporation who is unaffiliated with the Interested Shareholder and was a member of the board of directors of the Corporation prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the board of directors.

                 h. "Fair Market Value" means: (i) in the case of cash, the aggregate amount of such cash; (ii) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape for the New York Stock Exchange, or, if such stock is not listed on New York Stock Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System, the National Quotation Bureau Incorporated or otherwise in the over-the-counter market, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested





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
Directors in good faith; and (iii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of Disinterested Directors in good faith.

                 i. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs b.i and b.ii of Section B.3 of this Article XI shall include the shares of Common Stock and the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

                 j. "Equity Security" shall have the meaning ascribed to such term in Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on January 1, 1995.

         5. Powers of the Board of Directors. A majority of the Disinterested Directors shall have the power and duty to determine for the purposes of this
Article XI, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article XI, including, without limitation, (a) whether a person is an Interested Shareholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another person, (d) whether the requirements of paragraph b. of Section B.4 have been met with respect to any Business Combination and (e) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value equal to or greater than $1,000,000 or 5% of the Corporation's consolidated total assets (as shown on its certified consolidated balance sheet as of the most recent fiscal year ended prior to the date the determination is being made). A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article XI and the good faith determination by such majority of any matters relating to such interpretation shall be conclusive and binding for all purposes of this Article XI.

         6. No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article XI shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

         7. Amendment, Repeal, etc. Notwithstanding any other provisions of these Articles of Incorporation or the bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the bylaws), in addition to any affirmative vote required by law, these Articles of Incorporation, the bylaws of the Corporation or any agreement between the Corporation and any national securities exchange, the affirmative vote of the holders of 80% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article XI or any provision hereof.

                                  ARTICLE XII

                      A.  AUTHORITY OF BOARD OF DIRECTORS

         All of the powers of the Corporation, insofar as the same may be lawfully vested by these Articles of Incorporation in the board of directors of the Corporation, are hereby conferred upon the board of directors of the Corporation.

                       B.  VOTE REQUIRED TO AMEND BYLAWS

         In furtherance and not in limitation of the foregoing provisions of this Article XII, and for the purpose of the orderly management of the business and the conduct of the affairs of the Corporation, the board of directors of the Corporation shall have the power to adopt, amend or repeal from time to time bylaws of the Corporation, subject to the right of the shareholders of the Corporation entitled to vote thereon to adopt, amend or repeal bylaws of the Corporation; provided that bylaws of the Corporation shall not be adopted, amended or repealed by the shareholders of the Corporation unless the holders of not less than 80% of the shares of stock of the Corporation entitled to vote thereon shall have voted in favor of such adoption, amendment or repeal at a meeting of shareholders of the Corporation expressly called for that purpose.

                             C.  SHAREHOLDER ACTION

         No action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation may be taken without such a meeting; and the right of shareholders of the Corporation to take any such action by a consent in writing is denied.

                     D.  VOTE REQUIRED TO AMEND ARTICLE XII

         Notwithstanding any other provision of these Articles of Incorporation or of the bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the bylaws of the Corporation), this Article XII shall not be amended, altered, changed or repealed, directly or indirectly, unless, in addition to any affirmative vote required by law, these Articles of Incorporation, the bylaws of the Corporation or any agreement between the Corporation and any national securities exchange, the holders of not less than 80% of the shares of capital stock of the Corporation entitled to vote thereon shall have voted in favor of such amendment, alteration, change or repeal.

                                  ARTICLE XIII

         The name and address of the incorporator are:

       Name                                            Address
       ----                                            -------

Robert F. Gray, Jr.                                    1301 McKinney, Suite 5100
                                                       Houston, Texas  77010


       IN WITNESS WHEREOF, I have hereunto set my hand this ______ day of __________, 1998.



                                        ________________________________________
                                                  Robert F. Gray, Jr.





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